UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2006

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 450-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective June 1, 2006 Andrew J. Pease resigned from his position as Senior Vice President, Global Sales of Broadcom Corporation to pursue other business opportunities. In connection with his resignation, Mr. Pease entered into a Separation Agreement and Release of All Claims with Broadcom effective as of that date (the "Agreement").

Pursuant to the Agreement, Mr. Pease will continue as a full time employee (but not as an officer) of Broadcom until June 30, 2006 (the "Termination Date"). Thereafter, Mr. Pease will serve as a consultant to the company from the Termination Date through October 28, 2007 (the "Consulting Period"), unless such Consulting Period is terminated earlier: (i) by Broadcom, as a result of Mr. Pease’s violation of certain obligations under the Agreement, or if Mr. Pease renders services to certain competitors of Broadcom without the company’s prior consent ("Prohibited Employment"), or (ii) by Mr. Pease, upon providing written notice of termination to Broadcom. During the Consulting Period, Mr. Pease will provide specified consulting services to Broadcom. In return, Broadcom will pay Mr. Pease consulting fees at an annual rate of $250,000 from the Termination Date until the earlier of (i) June 30, 2007 or (ii) the effective date of any earlier termination of the Consulting Period. In addition, Mr. Pease will receive a prorated bonus for 2006 on the date that Broadcom pays bonuses to its other executive officers for 2006, provided that he has not engaged in Prohibited Employment on or before such date, equal to the product of $100,000 times a fraction, the numerator of which is the number of days in 2006 prior to the Termination Date and the denominator of which is 365.

As a consultant to Broadcom, Mr. Pease will continue to vest in options to purchase shares of Broadcom’s Class A common stock and restricted stock unit awards that remain outstanding and unvested as of the Termination Date. With respect to each such respective option grant, such vesting will continue until the earlier of the last day of the Consulting Period or the Applicable Equity Vesting Date. On the earlier of (i) the effective date of termination of the Consulting Period, or (ii) October 28, 2007, Mr. Pease will be deemed to have incurred a separation of service from Broadcom for purposes of his then outstanding and vested equity awards, and his vested options will remain exercisable for the period of time following such date provided for in each applicable stock option agreement (generally 90 days). For purposes of the Agreement, the "Applicable Equity Vesting Date" means (i) with respect to the options granted to Mr. Pease in December 2003, October 28, 2007, and (ii) with respect to all other outstanding equity awards, June 30, 2007.

Under the Agreement Broadcom will also continue to provide Mr. Pease with life insurance and long-term disability insurance on the same terms as offered to its other executives from the Termination Date until the earlier of (i) June 30, 2007 or (ii) the effective date of termination of the Consulting Period. Mr. Pease will also continue to receive company-paid medical, dental and other benefits through June 30, 2008, and will continue to participate in Broadcom’s tax-qualified 401(k) Employee Savings Plan through June 30, 2007, subject to certain conditions and limitations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

June 7, 2006	By:	/s/ William J. Ruehle

Name: William J. Ruehle
Title: Senior Vice President and Chief Financial Officer